UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Northern States Financial Corporation

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NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
NORTHERN STATES FINANCIAL CORPORATION
TO BE HELD ON MAY 19, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Northern States Financial Corporation will be held on Thursday, May 19, 2011, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois.

A proxy statement and proxy card for this Annual Meeting are enclosed. The Annual Meeting is for the purpose of considering and voting on the following matters:

1.	The election of ten directors, each to serve a one-year term;

2.	An advisory (non-binding) vote on 2010 executive compensation;

3.	The ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2011; and

4.	Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof.

Pursuant to the Bylaws of the Company, the Board of Directors has fixed April 4, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on such date will be entitled to vote at the Annual Meeting or any adjournments thereof.

YOUR VOTE IS IMPORTANT. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the advisory (non-binding) proposal on 2010 executive compensation and the ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2011. Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or the advisory (non-binding) proposal on 2010 executive compensation, no votes will be cast on your behalf with respect to these matters.

EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, WITHOUT DELAY, IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR BY SUBMITTING A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors,

Kerry J. Biegay
Vice President and Secretary
Waukegan, Illinois
April 19, 2011

NORTHERN STATES FINANCIAL CORPORATION
1601 N. Lewis Avenue
Waukegan, Illinois 60085
Telephone (847) 244-6000

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2011

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Northern States Financial Corporation, a Delaware corporation, of proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 19, 2011, at 4:30 p.m., at the office of NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois. This proxy statement and the accompanying proxy card are being mailed to the stockholders on or about April 19, 2011.

Your proxy is being solicited by the Board of Directors of the Company. The solicitation of proxies will be made by mail except for any incidental solicitation on the part of directors and officers, without additional remuneration, of the Company and of its affiliates in person, by telephone, email or by facsimile. The Company will bear the cost of solicitation of proxies and it may reimburse brokers and others for their expenses in forwarding solicitation material to beneficial owners of the Company’s stock.

Stockholders are urged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxy card. Any proxy given by a stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. Any stockholder present at the Annual Meeting may revoke his or her proxy and vote in person on each matter brought before the Annual Meeting.

The shares represented by the enclosed proxy card will be voted as specified by the stockholder. If no instructions for any or all of the proposals are indicated, the proxy will be voted FOR the election of each of the nominees for Director, FOR approval of the advisory proposal on 2010 executive compensation, and FOR the ratification of the appointment of the independent auditors.

Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. With respect to proposals 2 and 3, approval requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote at the meeting. Accordingly, shares represented by proxies that are marked “abstain” as to such matters will be counted as votes cast, which will have the same effect as a vote AGAINST such matter. Proxies relating to shares held in “street name” which are voted by brokers on one, but not all, matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as votes cast as to such matters not voted upon.

Due to a change in applicable regulations, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors or the advisory (non-binding) proposal on 2010 executive compensation, no votes will be cast on your behalf with respect to these matters. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors, the advisory (non-binding) proposal on 2010 executive compensation or the ratification of the appointment of the independent auditors.

It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them FOR each of the proposals included in this proxy statement. If, prior to the Annual Meeting, any Director nominee should become unavailable for election, an event which is not anticipated by the Board, the proxies will be voted for election of such substitute nominee or nominees as the Board of Directors may propose. Other than the matters listed in the accompanying Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments of the meeting, including whether or not to adjourn the meeting.

The Company’s 2010 Annual Report on Form 10-K, including the company’s audited consolidated financial statements, is being sent to stockholders concurrently with this proxy statement.

On April 4, 2011, the record date selected by the Board of Directors for the determination of stockholders entitled to vote at the Annual Meeting, the Company had 4,279,755 shares of common stock, $0.40 par value per share, outstanding, and 17,211 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A outstanding. For each matter to be voted upon at the Annual Meeting, each issued and outstanding share of common stock, as of the record date, is entitled to one vote.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Annual Meeting

Pursuant to the SEC’s e-proxy rules, the Company is required to post its proxy materials on the Internet, and we are permitted to provide only a Notice of Internet Availability of Proxy Materials to stockholders. However, for this year’s Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option, and therefore, although we are posting a full set of our proxy materials on the Internet, we are also mailing a full set of our proxy materials to our stockholders by mail.

Our proxy statement for the 2011 Annual Meeting and our annual report on Form 10-K for the fiscal year ended December 31, 2010, together with the accompanying form of proxy, are available online at www.amstock.com/proxyservices/viewmaterial.asp?conumber=12531.

On or about April 19, 2011, we are mailing a full set of our printed proxy materials to stockholders of record at April 4, 2011. On the mailing date, all stockholders of record and beneficial owners will also have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

If you have any questions or need assistance in submitting your proxy, voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our transfer agent, American Stock Transfer & Trust Company, LLC at: 6201 15th Avenue, Brooklyn, NY 11219. Banks and brokerage firms, please call (718) 921-8124. All other stockholders, please call toll-free (800) 937-5449.

PROPOSAL 1: ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

At May 20, 2010, the Company had eight directors. On May 20, 2010, Fred Abdula announced his retirement as Chairman of the Board of Directors and the Board of Directors appointed Allan J. Jacobs as Chairman of the Board of Directors and Frank J. Furlan as Vice Chairman. Fred Abdula remained as a director of the Company and was designated Chairman Emeritus.

On September 21, 2010, the Company announced the appointment of Barbara J. Martin as a director of the Company. On October 20, 2010, the Company announced the appointment of Charles W. Smith as a director of the Company.

As a result of the changes described above, as of April 4, 2011, the Board of Directors of the Company consists of ten directors. Each of the Directors of the Company also serves as a director of NorStates Bank (the “Bank”), the Company’s wholly-owned subsidiary. Directors of the Company are elected annually to serve a one-year term. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated all of the Company’s incumbent Directors for re-election. The following table sets forth certain information regarding each Director nominee. If elected, each Director will serve until the next annual meeting or until a successor is elected and qualified.

Name	Age(1)	Director Since	Principal Occupation and Positions Held with the Company During the Past Five Years

Fred Abdula	85	1984
Director and Chairman Emeritus. Chairman of the Board, President and Chief Executive Officer from 1984 to 2010. Owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm.

Theodore A. Bertrand	54	2005	Director. Independent Contractor for RE/Max Showcase, a realty firm.

Jack H. Blumberg	79	1991	Director. Owner and President of Jack H. Blumberg Management Co., a real estate and investment company.

Frank J. Furlan	81	1984	Director and Vice Chairman. Owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services.

James A. Hollensteiner	79	1991	Director. Retired Chairman of the Board and President, First Federal Bank, fsb.

Allan J. Jacobs	75	2005	Chairman of the Board. CPA of Counsel for Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm.

Barbara J. Martin	56	2010	Director. President and Chief Executive Officer, Vista Health System, a hospital group.

Raymond M. Mota	61	1996	Director. Owner and President of Mota Construction Co., Inc., a general contracting firm.

Name	Age(1)	Director Since	Principal Occupation and Positions Held with the Company During the Past Five Years

Charles W. Smith	60	2010	Director. Attorney and owner of the law firm Smith & LaLuzerne, Ltd.

Scott Yelvington	55	2008
Director, President and Chief Executive Officer since 2010. Executive Vice President from 2008 to 2010. President and Chief Executive Officer, NorStates Bank, since 2010. President and Chief Operating Officer, from 2008 to 2010. Prior to joining the Company, was Executive Vice President, Development for Metropolitan Bank Group, Chicago, Illinois from 2007 to 2008; from 2002 to 2007, was Senior Vice President, Chief Operating Officer of the Metropolitan Bank Group.

___________________
(1)           At December 31, 2010.

Set forth below are the particular experience, qualifications, attributes or skills of each of the director nominees that led the Nominating and Corporate Governance Committee of the Board of Directors to conclude that each director nominee should serve as Director of the Company.

Fred Abdula is the founder, owner and President of Air Con Refrigeration and Heating, Inc., a heating and air conditioning contracting firm. Fred Abdula was the President and Chief Executive Officer of the Company from 1984 to 2010. Mr. Abdula is also one of the Company’s largest stockholders. Mr. Abdula’s past tenure as President and Chief Executive Officer, management skills, insight and experience make him a valuable Director of the Company.

Theodore A. Bertrand is an independent contractor for a realty firm specializing in managing foreclosed properties. Mr. Bertrand is also one of the Company’s largest stockholders. Mr. Bertrand serves on the Company’s Compliance Committee. His knowledge and business experience in real estate and distressed properties provide important insight to the Board since most of the Company’s loans are secured by real estate assets.

Jack H. Blumberg, as the owner and President of Jack H. Blumberg Management Co., a real estate and investment company, has significant executive leadership and proven business judgment. His business experience has brought valuable insight as a member of the Director’s Executive Loan Committee and Audit Committee as well as the Chair of the Nominating and Corporate Governance Committee.

Frank J. Furlan is the founder, owner and President of Northern Illinois Survey Co., a civil engineering consulting firm dealing with land development and municipal engineering services. Mr. Furlan serves as Vice Chairman and on the Director’s Executive Loan Committee and the Nominating and Corporate Governance Committee. Because of Mr. Furlan’s analytical skills and expertise in the field of land development, he brings important insight and knowledge to the Board during loan discussions.

James A. Hollensteiner, as the former Chairman of the Board of a financial institution and prior experience as a lobbyist for the financial industry, brings banking expertise and insight to the Company. Mr. Hollensteiner’s senior management experience, strategic vision and knowledge of financial institutions make him a valuable Director and member of the Audit Committee.

Allan J. Jacobs brings to the Board important accounting and public company experience as a CPA and former partner of Evoy, Kamshulte, Jacobs & Co., LLP Certified Public Accountants, a public accounting firm. Mr. Jacobs’ significant accounting skills, expertise and oversight experience have been of great benefit to the Company. Mr. Jacobs’ qualifications allow him to serve as Chairman of the Board, Chair of the Company’s Audit Committee and as a member of the Director’s Executive Loan Committee and the Nominating and Corporate Governance Committee.

Barbara J. Martin, as the Chief Executive Officer of the Vista Health System, a hospital group and part of the largest for-profit health system in the country, brings executive and administrative expertise as well as insight of the health services industry to the Company. Ms. Martin’s business knowledge as an executive and administrator make her a valuable Director and member of the Audit Committee.

Raymond M. Mota owns Mota Construction Co., Inc. since 1977. Mr. Mota also serves the community on numerous not-for-profit boards, including the National Museum of Mexican Art. Mr. Mota’s construction expertise and community participation brings a valuable perspective to the Board.

Charles W. Smith brings 35 years of experience as a practicing attorney with expertise in the fields of municipal and civil law to the Board of Directors. He has been active with the local Lake County Bar Association. Mr. Smith’s legal knowledge and experience as a local business leader as well as his community involvement provides added insight to the Board.

Scott Yelvington is the President and Chief Executive Officer of the Company and has over 30 years of banking experience in various capacities at different financial institutions. Mr. Yelvington’s in-depth knowledge of the banking industry and strong managerial and communications skills are of great benefit to the Board.

The Board of Directors has determined that all of the Directors, other than Mr. Abdula and Mr. Yelvington, are “independent” within the meaning of the rules of the NASDAQ Stock Market.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees for Director.

The following table sets forth certain information regarding each Executive Officer of the Company with the exception of Mr. Yelvington, whose information appears above as a Director of the Company.

Name	Age(1)	Principal Positions Held by Executive Officer of the Company During the Past Five Years.

Steven J. Neudecker	60
Vice President and Chief Financial Officer since 2010. Executive Vice President and Chief Financial Officer of NorStates Bank since 2010. Prior to employment by the Company in 2010, Executive Vice President and Chief Financial Officer at Baytree National Bank & Trust Company from 2008 to 2010. Prior to 2008, served in various capacities at Harris N.A. for 33 years most recently as Vice President and Senior Controller for Personal & Commercial Banking U.S.

Kerry J. Biegay	62
Vice President and Corporate Secretary since 2010. Vice President from 1999 to 2009. Executive Vice President and Corporate Secretary of the Bank since 2010. Executive Vice President of Operations from 2008 to 2009. From 2006 to 2007, Executive Vice President and Chief Operating Officer of the Bank. Prior to 2006, Executive Vice President of the Bank and head of operations since 1999. Employed by the Company and predecessor since 1973.

Shelly Christian	43
Executive Vice President and Chief Lending Officer of the Bank since 2005. Senior Vice President of the Bank from 2004 to 2005, as a loan officer. Employed by the Company since 2004. In 2003 and 2002, employed as a bank examiner with the Illinois Department of Financial and Professional Regulation. From 1997 to 2001, Vice President-Loans at First Midwest Bank.

Thomas M. Nemeth	56	Vice President and Treasurer since 1999. Senior Vice President and Controller of the Bank since 2003. Employed by the Company and predecessor since 1979.
___________________
(1)           At December 31, 2010.

CORPORATE GOVERNANCE

Board Meetings

During 2011, the Company’s Board of Directors held 14 meetings, and each Director slated for election attended 75% or more of the aggregate board and committee meetings of the Company on which they served. The Company has a policy of encouraging Director attendance at the annual stockholders’ meeting. All of our Directors attended the 2010 annual stockholders’ meeting.

Board Leadership Structure and Risk Oversight

The Company’s Board made changes to its leadership in 2010 with the retirement of Fred Abdula as President and Chief Executive Officer on March 8, 2010 and as Chairman of the Board on May 20, 2010. On March 16, 2010, Director Scott Yelvington was appointed President and Chief Executive Officer of the Company. On May 20, 2010, Director Allan J. Jacobs was appointed Chairman of the Board of the Company and Director Frank J. Furlan was appointed Vice Chairman. During 2010, the Board of Directors determined that it was in the best interests of the Company to separate the positions of Chairman and Chief Executive Officer in order to provide a clear distinction between the Chief Executive Officer and the oversight function of the Chairman and the Board as well as to enhance the Company’s system of checks and balances. Mr. Abdula remains a director of the Company and has been given the honorary title of Chairman Emeritis in recognition of his substantial contributions to the Company over the years.

As part of the Board’s self-evaluation process, the Board will continue to evaluate its leadership structure and will consider appropriate changes that it believes will enhance Board effectiveness. The Audit Committee has primary responsibility for overseeing financial risk including risks associated with accounting, financial reporting and internal controls. The Compliance Committee is primarily responsible for overseeing risks associated with complying with banking regulations and other applicable laws, rules and regulations. The Employee Benefits and Compensation Committee is primarily responsible for compensation related risks. Because the Company is a participant in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) as a result of the sale of preferred stock and warrants to the U.S. Treasury Department (“Treasury Department”) in February 2009, the Employee Benefits and Compensation Committee is also responsible for reviewing executive and employee compensation programs for unnecessary or excessive risk and risks related to the manipulation of earnings in an effort to increase compensation.

The Board of Directors views its risk oversight duties as one of its most essential responsibilities. The Board is responsible for appraising the Company’s major risks, ensuring that appropriate risk management control systems and procedures are in place, and ensuring that management takes the appropriate steps necessary to manage and minimize all major risks.

Board Committees

Audit Committee. During 2010, the Company’s Audit Committee was comprised of the following directors: Mr. Jacobs (Chairman), Mr. Blumberg, and Mr. Hollensteiner, with Ms. Martin becoming a member of the Audit Committee when she was appointed director on September 21, 2010. Mr. Jacobs and Mr. Hollensteiner were both designated by the Board as “audit committee financial experts,” as defined in SEC rules. Mr. Jacobs was designated as an “audit committee financial expert,” based on his knowledge of financial accounting and internal controls from his past experience as a Certified Public Accountant and as a former partner with an accounting firm. Mr. Hollensteiner was so designated based on his experience serving as Chairman of the Board and President of First Federal Bank, fsb.

The Audit Committee’s function is to oversee the Company’s financial reporting and internal and external audit functions, including oversight of the work of the Company’s outsourced internal auditors and the annual consolidated audit of the Company and the Bank by its independent auditors. The Audit Committee is solely responsible for the selection of the independent auditors. Among other responsibilities, the Audit Committee also reviews the scope of the audit, the financial statements, the independent auditors’ management letter and management’s responses thereto, and preapproves fees charged by the independent auditors for audits and special assignments.

The Audit Committee met nine times in 2010. This included meetings with representatives of Plante & Moran, PLLC, the Company’s independent auditors for fiscal 2010. These meetings with the independent auditors, with and without management present, were held to discuss the results of the independent auditors’ examinations, observations concerning internal controls and the overall quality of the Company’s financial reporting function. Similar meetings were held with representatives of management. During 2010, the Audit Committee also met with various representatives of the third-party firms that provided internal audit services to the Company, and representatives of management to review the Company’s progress in meeting the various requirements of the Sarbanes-Oxley Act. Mr. Jacobs, as Audit Committee Chairman, also held and attended meetings during the year relating to financial controls and Company compliance with the Sarbanes-Oxley Act.

Each member of the Audit Committee is independent as defined in the NASDAQ listing standards, and meets the SEC’s heightened independence requirements for audit committee members. A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2010 annual stockholders meeting.

Employee Benefits and Compensation Committee. The Company’s Employee Benefits and Compensation Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington. The committee met once in 2010. The principal function of the Employee Benefits and Compensation Committee is to review the compensation paid to employees of the Company and its subsidiaries, including the Company’s executive officers, to establish guidelines for salary increases for such employees, and to oversee and administer the Company’s profit sharing plans and welfare benefit plans. In addition, as required by the Company’s participation in TARP, the committee conducts a review of compensation arrangements to ensure such arrangements do not encourage unnecessary or excessive risks that would threaten the value of the Company or contain features that could encourage the manipulation of reported earnings to enhance compensation. All members of the Employee Benefits and Compensation Committee are independent, in accordance with NASDAQ listing standards. The Employee Benefits and Compensation Committee does not have a charter. The Committee individually reviewed and set the salaries for 2011 for each officer of the Company and its subsidiaries. For the non-officer employees of the Company and its subsidiaries, the Committee set an increase salary percentage range as a guideline for management to determine salaries for these employees for 2011.

Nominating and Corporate Governance Committee. During 2010 and to date in 2011, the Company’s Nominating and Corporate Governance Committee is comprised of Mr. Blumberg (Chairman), Mr. Bertrand, Mr. Furlan and Mr. Jacobs. The Committee met three times in 2010. Following interviews and other due diligence by Committee members at the Committee’s July 2010 meeting, the Committee recommended that the Board appoint Ms. Martin and Mr. Smith as Directors effective once regulatory approval was received. In February and April 2011, the Committee met to recommend the slate of Directors standing for election at and to set the agenda for the 2011 Annual Stockholders Meeting.

The principal functions of the Nominating and Corporate Governance Committee are to select persons to be nominated for election to the Company's Board of Directors, to consider corporate governance principles and to make recommendations to the Board of Directors of corporate governance policies and guidelines. All members of the Nominating and Corporate Governance Committee are independent directors, in accordance with NASDAQ listing standards. A copy of the Committee’s charter was filed as an appendix to the proxy statement for the Company’s 2010 annual stockholders meeting.

Director Nomination Process. The Nominating and Corporate Governance Committee is responsible for recommending a slate of nominees to the Board of Directors annually for approval. The process for identifying and evaluating nominees to the Board of Directors is initiated by considering the appropriate balance of experience, skills, diversity and characteristics appropriate for the Company’s Board of Directors given the current needs of the Company. In identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought, the Committee will consider input from members of the Board. The committee generally considers renomination of incumbent directors, provided they continue to meet the qualification criteria determined appropriate by the committee.

The Company’s nomination procedures consider diversity in identifying nominees for director. In recruiting candidates to the Board, the Nominating and Corporate Governance Committee seeks to establish a tone of diversity so that candidates with the full spectrum of age, gender, ethnicity and experience are considered. In assessing the effectiveness of its procedures, the Nominating and Corporate Governance Committee noted that the Board’s composition reflects diverse business backgrounds and experience, including management, real estate, law, entrepreneurial and accounting, as well as a range of ages and a mix of ethnic backgrounds.

Criteria for Board Nomination. Nominees for Director are selected on the basis of their depth and breadth of experience, standing in the community, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business, and willingness to devote adequate time to Board duties. The Committee believes qualified incumbent Directors are generally uniquely positioned to provide stockholders the benefit of continuity of leadership and seasoned judgment gained through experience as a Director of the Company. The value of these benefits may outweigh other factors. The Company’s Nominating and Corporate Governance Committee also seeks to insure that at least a majority of the Directors are independent under the rules of the NASDAQ Stock Market, and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

Stockholder Recommendations. The committee will use a similar process to evaluate candidates recommended by stockholders. To recommend a prospective nominee for the committee’s consideration, stockholders must submit the candidate’s name and qualifications to the Chairman of the Nominating and Corporate Governance Committee. Submissions must include: (a) the proposed nominee’s name and qualifications (including five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any)), and the reasons for such recommendation, (b) the name and the record address of the stockholder or stockholders proposing such nominee, (c) the number of shares of common stock of the Company that are beneficially owned by such stockholder or stockholders, and (d) a description of any financial or other relationship between the stockholder or stockholders and such nominee, or between the nominee and the Company or any of its subsidiaries. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the stockholders. Recommendations received by March 5, 2012 will be considered for nomination at the 2012 Annual Meeting of Stockholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Directors and Executive Officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, NorStates Bank, and additional transactions may be expected to take place in the future between such persons and the Bank. All outstanding loans from the Bank to such persons and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features. Any future transactions, including loans, between the Company (including the Bank) and its officers, directors and affiliates will be approved by a majority of disinterested directors, and will be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and will not involve more than normal risk of collectability or present features no less favorable to the Company than could be obtained from unaffiliated parties.

At December 31, 2010 and 2009, loans made by the Bank to Executive Officers and Directors of the Company and related parties totaled $218,000 and $319,000, respectively or less than 1 percent of stockholders’ equity for both years. Unused commitments to make loans to Executive Officers and Directors of the Company totaled $220,000 at December 31, 2010 and $1,595,000 at December 31, 2009.

The Company made payments during 2010 and 2009 totaling $115,412 and $183,885, respectively, to companies owned by certain Executive Officers or Directors of Company. Payments totaling $80,152 during 2010 and $163,935 during 2009 for maintenance and replacement of heating and air conditioning systems at properties owned by the Company were paid to Air Con Refrigeration and Heating, Inc., a company owned by Mr. Abdula. Payments during 2010 and 2009 totaling $35,260 and $19,950, respectively, were made to Northern Illinois Survey Company, a company owned by Mr. Furlan for review of site plans and proposed plats of subdivision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of April 4, 2011, by (i) each Director, (ii) each Executive Officer, and (iii) all Executive Officers and Directors as a group. Beneficial ownership means the sole or shared power to vote or dispose of such securities.

Name of Director Nominee or Executive Officer	Number of Shares Beneficially Owned	Number of Restricted Shares(1)	Total Number of Shares Beneficially Owned	Percent Ownership

Fred Abdula(2)	788,265	—	788,265	18.4%
Theodore A. Bertrand	350,120	—	350,120	8.2%
Jack H. Blumberg	19,710	—	19,710	*
Frank J. Furlan	44,800	—	44,800	*
James A. Hollensteiner	62,500	—	62,500	1.5%
Allan J. Jacobs	15,300	—	15,300	*
Barbara J. Martin	—	5,000	5,000	*
Raymond M. Mota	30,175	—	30,175	*
Charles W. Smith	2,004	5,000	7,004	*
Scott Yelvington	65,000	—	65,000	1.5%
Steven J. Neudecker	1,000	5,000	6,000	*
Kerry Biegay	14,500	15,000	29,500	*
Shelly Christian	7,092	15,000	22,092	*
Thomas M. Nemeth	2,173	10,000	12,173	*
All Director nominees and Executive Officers of the Company (14 persons)	1,402,639	55,000	1,457,639	34.1%

* Less than 1%.
(1)
Restricted stock awarded in accordance with the 2009 Restricted Stock Plan. Shares fully vest on January 15, 2013, subject to certain conditions in the restricted stock award agreement. Each holder of the restricted stock has all of the rights of a stockholder, including the right to vote the restricted stock and receive any dividends that may be paid thereon.

(2)
Includes 40,000 shares held by Mr. Abdula’s adult child, who is a member of Mr. Abdula’s household, 15,000 shares held in a trust for the benefit of Mr. Abdula’s sister, an aggregate of 2,400 shares held in various trusts for the benefit of Mr. Abdula’s children, and 70 shares held by the Air Con Employees Pension Plan.

To the Company’s knowledge, the following table lists persons who beneficially own 5% or more of the Company’s common stock as of April 4, 2011, other than Mr. Fred Abdula and Mr. Theodore A. Bertrand, whose beneficial ownership is set forth above.

Name and Address of Beneficial Owner	Total Number of Shares Beneficially Owned	Percent Ownership
Thomas Bertrand
17585 West Bridle Trail Rd.
Gurnee, IL 60031	349,600	8.2%

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Executive Officers and Directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Such persons are also required by the SEC rules to furnish the Company with copies of such forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during fiscal year 2010, all Section 16(a) filing requirements were timely complied with, as applicable to its Executive Officers and Directors, except a Form 4 filed by Mr. Abdula reporting a purchase of common stock on November 8, 2010 (which was reported on November 16, 2010) and a Form 4 filed by Mr. Yelvington reporting a purchase of common stock on August 26, 2010 (which was reported on March 15, 2011).

COMPENSATION DISCUSSION AND ANALYSIS

The Employee Benefits and Compensation Committee (the “Compensation Committee”) of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for the Company’s Executive Officers. The discussion below summarizes the key components of the Company’s Executive Officer compensation philosophy and programs, and describes the basis on which 2010 compensation determinations were made by the Compensation Committee with respect to the Executive Officers of the Company.

The Compensation Committee is comprised of the entire Board of Directors, with the exception of Mr. Abdula and Mr. Yelvington.

The objectives of the Compensation Committee are to enhance stockholder value, see that business objectives are aligned, and to retain the necessary management to achieve these objectives. The Compensation Committee considers all elements of compensation when determining individual components of an Executive Officer’s pay.

Compensation Program Components. The Compensation Committee regularly reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive, and reflect the performance of the Company. This entails an evaluation of both the total compensation levels and the individual components, as weighted relative to one another, of the compensation program for officers, including base salary, incentive bonus, profit sharing contributions, insurance benefits and other perquisites. In determining competitive levels, the Committee obtains and utilizes information such as compensation surveys and comparative analyses of compensation data in other proxy statements of peer companies and other sources. The Company’s incentive plans are designed to link directly to financial performance measures; therefore, the actual value of an executive’s compensation package may vary, based on the performance of the Company.

Compensation Consultants. No compensation consultants were used by the Compensation Committee in determining the Company’s compensation programs. The Compensation Committee used public filings of peer companies and surveys to determine competitive compensation levels to assist it in making determinations of salaries.

Following is a description of the elements of the Company’s executive compensation program and how each element relates to the Company’s Executive Officers as to compensation objectives and policies:

Base Salary. The Compensation Committee reviews each Executive Officer’s salary annually. In determining the appropriate executive salary level, the Committee considers the level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, and return on equity, as well as pay practices of other peer banking companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria. The Compensation Committee approves all salary changes for the Company’s Executive Officers based on the salary budget set by the Compensation Committee for the Company.

The Executive Officers’ base salaries for 2010 were determined at the Compensation Committee meeting held on December 12, 2009. The 2011 base salaries for Executive Officers were determined at the Compensation Committee meeting held on December 14, 2010. The 2011 base salaries for the Executive Officers remained the same as in 2010 with the exception of Vice President and Chief Financial Officer, Steven J. Neudecker, who joined the Company on October 20, 2010, replacing Vice President and Chief Financial Officer, Brett Houston who resigned on September 10, 2010. Executive salaries remained the same for 2011 based on the Company’s financial performance which, although improved from 2009, showed a loss for 2010 as measured by basic earnings per share, return on average assets and efficiency ratio. It should be noted that President and Chief Executive Officer, Mr. Yelvington, accepted a base salary for 2011 of $200,000 which is $40,000 below the minimum base salary of $240,000 stipulated in his employment contract.

On March 8, 2010, Fred Abdula retired as President and Chief Executive Officer and on March 16, 2010, Scott Yelvington was appointed President and Chief Executive Officer by the Board of Directors. On May 20, 2010, Mr. Abdula announced his retirement as Chairman of the Board of Directors. On May 20, 2010, the Board of Directors, with the exceptions of Messrs. Abdula and Yelvington, approved a salary for Mr. Abdula for 2010 of $66,667. No salary was approved for Mr. Abdula for 2011 by the Compensation Committee at their meeting held on December 14, 2010 as Mr. Abdula receives director’s fees.

The base salaries of the Company’s Executive Officers are below the mid-point of the competitive market for 2010 and 2011 based on reviews of public filings of peer companies.

Bonus Incentives. The Committee at its meeting on December 14, 2010 decided to suspend the bonus program for 2010 and 2011 based on estimates that 2010 would show a loss.

Profit Sharing Incentives. The Committee at their meeting on December 14, 2010 decided to suspend the profit sharing program for 2010 and 2011based on estimates that 2010 would show a loss.

Restricted Stock Incentives. At the Committee’s December 14, 2010 meeting, it was decided that 207,500 restricted stock awards would be made in January 2011 to non-employee directors of the Company and to certain employees of the Company under the 2009 Restricted Stock Plan (the “Plan”). The goal of the Plan is to promote the Company’s long-term financial success and to increase stockholder value. A total of 80,000 restricted stock awards were granted to directors in January 2011. Each director, with the exceptions of Ms. Martin, Mr. Smith and Mr. Yelvington, received restricted stock awards of 10,000 shares which became fully vested in January 2011. Ms. Martin and Mr. Smith each received 5,000 shares which fully vest in January 2013. Mr. Yelvington received no shares either as a director or as an employee of the Company.

A total of 127,500 restricted stock awards were granted to employees of the Company in January 2011. These shares fully vest in January 2013. Mr. Biegay and Ms. Christian each received 15,000 shares, Mr. Nemeth received 10,000 shares and Mr. Neudecker received 5,000 shares.

The Compensation Committee’s granted the restricted stock awards to the directors, with the exceptions of Ms. Martin, Mr. Smith and Mr. Yelvington, as these directors had their directors fees reduced in 2010 and to provide an incentive to these board members. The lesser amount of restricted stock awards granted to Ms. Martin and Mr. Smith and the two year vesting period reflect that these directors are new to the Board. Restricted stock awards with two year vesting periods were granted to the other Executive Officers. The Committee granted these awards as it desired to retain these employees and partially offset the reduction in base salaries from 2009. Their 2011 base salaries will remain at their 2010 levels with the exception of Mr. Neudecker who was new to his position as Vice President and Chief Financial Officer as of October 20, 2010.

Employment Agreements. On September 16, 2008, the Company entered into an employment agreement with Mr. Yelvington in connection with his appointment as President and Chief Operating Officer of the Bank and Executive Vice President of the Company. Mr. Yelvington was also appointed to the Board of Directors of the Company and the Bank at that time. The agreement’s initial term ended on December 31, 2010. The agreement was automatically extended for a successive one year term to end on December 31, 2011 and is subject to automatic extension for successive one year terms, unless earlier terminated by either the Bank or Mr. Yelvington upon prior notice no later than November 1st of the applicable year. Under the agreement, Mr. Yelvington is entitled to a base salary of $240,000 per year, although he agreed to accept a base salary of $200,000 for 2011, subject to increase from time to time as the Board of Directors of the Bank may determine, in its discretion. Mr. Yelvington is also eligible to receive a bonus equal to 10% of his annual base salary and a profit sharing bonus equal to 5% of his base salary, with the actual amount, if any, to be determined by the Board of Directors of the Bank in its discretion. Mr. Yelvington is also eligible to participate in the Company’s equity-based incentive compensation plans or programs. Mr. Yelvington is also entitled to certain customary employee benefits, including vacation time, an automobile allowance, which Mr. Yelvington chose not to receive in 2010, and the reimbursement of certain club membership dues. Any bonus payments to Mr. Yelvington are subject to the restrictions on bonus payments applicable to a TARP recipient.

Under the agreement, if Mr. Yelvington’s employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement), he will be entitled to receive an amount equal to one year base salary plus his target annual bonus. In the event Mr. Yelvington’s employment is terminated within 12 months following a “change in control” (as defined in the agreement), Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target annual bonus, subject to a “gross up” for the payment of any amounts due pursuant to Section 280G of the Internal Revenue Code. In addition, any outstanding equity awards previously granted to Mr. Yelvington will immediately vest. The agreement also includes customary non-solicitation and confidentiality provisions. Any “golden parachute” payment to Mr. Yelvington is subject to prior regulatory approval and restrictions applicable to a TARP recipient.

The following table summarizes the amounts payable to Mr. Yelvington if his employment is terminated without “just cause” (as defined in the agreement) or by Mr. Yelvington for “good reason” (as defined in the agreement). Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to TARP, and while the Bank remains subject to the 12 U.S.C. 18311, the Company may be prohibited or restricted from making the payments described below.

Name	Base Salary	Annual Bonus(1)	Estimated Insurance Benefits(2)	Total(3)
Scott Yelvington	$240,000	$24,000	$7,045	$271,045
____________________
(1)	Mr. Yelvington is eligible to receive a bonus equal to 10% of his annual base salary.
(2)
Includes estimated cost for the twelve months following termination of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination.

(3)	Payable in substantially equal payments for twelve months after termination.

The following table summarizes the amounts payable to Mr. Yelvington in the event his employment is terminated within 12 months following a “change in control” (as defined in the agreement). Please note, during the period that the U.S. Treasury holds preferred stock of the Company pursuant to TARP, the Company may be prohibited or restricted from making the payments described below.

Name	Base Salary(1)	Annual Bonus(1)	Estimated Insurance Benefits(2)	Total
Scott Yelvington	$480,000	$48,000	$20,508	$548,508
____________________
(1)
Mr. Yelvington is entitled to receive a lump sum payment equal to the sum of two times his base salary plus two times his target bonus, payable within ten business days after termination. Mr. Yelvington is eligible to receive a bonus equal to 10% of this annual base salary amount.

(2)
Includes estimated cost of medical, dental, life and disability insurance coverage substantially identical to the terms and coverage maintained by the Company for Mr. Yelvington prior to termination for 36 months after termination.

The Company reserves the right to terminate Mr. Yelvington’s employment agreement for “just cause” (as defined in the agreement). In the event the agreement is terminated for “just cause,” the Company shall only be obligated to continue to pay Mr. Yelvington his salary up to the date of termination. Likewise, in the event of termination of the employment agreement by Mr. Yelvington without “good reason” (as defined in the agreement), compensation and benefits will be terminated upon the proposed date of employment termination or as may otherwise be determined by the chief executive officer or the Board of Directors. In the event of the death of Mr. Yelvington during the term of the agreement, his estate shall be entitled to receive all compensation due to him through the last day of employment for the year in which his death shall have occurred, including any life insurance benefit payable under the policy maintained by the Company on the date of death.

SUMMARY EXECUTIVE OFFICER COMPENSATION

The following table sets forth the compensation paid by the Company and its subsidiaries for services rendered in all capacities, including amounts paid for service as a Director, if applicable, for the years ended December 31, 2010, 2009 and 2008, for persons serving as the Company’s “Principal Executive Officer” and “Principal Financial Officer” during 2010, and for the next most highly compensated Executive Officers (the “Named Executive Officers”) serving at December 31, 2010. Except as set forth in the table below, no other Executive Officer of the Company or the Bank earned and/or received total compensation in excess of $100,000 in 2010.

	Summary Compensation Table
Name and Principal Position at December 31, 2010	Year	Salary		Bonus	All Other Compensation		Total Compensation

Scott Yelvington	2010	$200,000		$—	$—		$200,000
President & Chief	2009	240,000		—	12,000	(2)	252,000
Executive Officer;	2008	67,385	(3)	—	3,369	(4)	70,754
NorStates Bank – President
& Chief Executive Officer
(Principal Executive Officer)(1)

Steven J. Neudecker	2010	37,000	(5)	—	—		37,000
Vice President & Chief	2009	—		—	—		—
Financial Officer;	2008	—		—	—		—
NorStates Bank –
Executive Vice President & Chief
Financial Officer
(Principal Financial Officer) (1)

Kerry J. Biegay	2010	137,596	(6)	—	—		137,596
Vice President &	2009	167,994	(7)	—	—		167,994
Corporate Secretary;	2008	167,994	(7)	—	—		167,994
NorStates Bank –
Executive Vice President &
Corporate Secretary

Shelly Christian	2010	135,000		—	—		135,000
NorStates Bank –	2009	158,485		—	—		158,485
Executive Vice President &	2008	158,485		—	860	(8)	159,345
Chief Lending Officer

Thomas M. Nemeth	2010	125,000		—	—		125,000
Vice President &	2009	134,000		—	—		134,000
Treasurer; NorStates Bank	2008	130,034		—	500	(9)	130,534
– Senior Vice President & Controller

Fred Abdula	2010	66,667		—	5,600	(10)	72,267
Former President & Chief	2009	160,000		—	12,000	(11)	172,000
Executive Officer;	2008	200,000		—	12,000	(11)	212,000
Chairman Emeritus(1)

Brett Houston	2010	133,750	(12)	—	—		133,750
Former Vice President &	2009	157,385		—	—		157,385
Chief Financial Officer;	2008	141,193	(13)	—	—		141,193
NorStates Bank – Former
Executive Vice
President & Chief Financial Officer(1)
____________________
(1)
On March 8, 2010, Fred Abdula retired as President and Chief Executive Officer and on March 16, 2010, Scott Yelvington was appointed President and Chief Executive Officer. On May 20, 2010, Fred Abdula retired as Chairman of the Board and became Chairman Emeritus. On September 10, 2010, Brett Houston resigned as Vice President and Chief Financial Officer and on October 20, 2010, Steven J. Neudecker was appointed Vice President and Chief Financial Officer.

(2)	Consists of automobile allowance of $12,000.
(3)	Began employment September 2008.
(4)	Consists of automobile allowance of $3,369.
(5)	Began employment in October 2010.
(6)	Includes payment for unused vacation days of $2,596.
(7)	Includes payment for unused vacation days of $3,170.
(8)	Consists of a $500 employee finder’s fee incentive and a $360 loan fee collection incentive.
(9)	Consists of a $500 employee finder’s fee incentive.
(10)	Consists of $5,600 of director fees.
(11)	Consists of a $12,000 of director fees
(12)	Includes payment for unused vacation days of $5,577.
(13)	Includes payment for unused vacation days of $2,750.

The following table sets forth the base salaries of executive management for 2011 as determined by the Compensation Committee at its meeting held on December 14, 2010. There were no increases in any of the base salaries of the Executive Officers for 2011 other than Mr. Neudecker who was new to his position as Vice President and Chief Financial Officer as of October 20, 2010.

Name and Principal Position	Year	Base Salary
Scott Yelvington, President & Chief Executive	2011	$200,000
Officer; NorStates Bank – President & Chief Executive Officer (Principal Executive Officer)

Steven J. Neudecker, Vice President & Chief	2011	135,000
Financial Officer; NorStates Bank – Executive Vice President & Chief Financial Officer (Principal Financial Officer)

Kerry J. Biegay, Vice President & Corporate	2011	135,000
Secretary; NorStates Bank – Executive Vice President & Corporate Secretary

Shelly Christian, NorStates Bank – Executive	2011	135,000
Vice President & Chief Lending Officer

Thomas M. Nemeth, Vice President & Treasurer;	2011	125,000
NorStates Bank – Senior Vice President & Controller

EMPLOYEE BENEFITS AND COMPENSATION COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Employee Benefits and Compensation Committee of the Board of Directors of the Company oversees the Company’s compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

As a TARP participant, the Compensation Committee conducted a risk assessment of its compensation plans for senior executive officers (“SEOs”) to insure that the plans do not encourage SEOs to take unnecessary and excessive risks that may threaten the value of the Company. The Compensation Committee reviewed all compensation plans in light of the risks posed to the Company by such plans and how to limit such risks, and to ensure they do not encourage manipulation of reported earnings to enhance the compensation of any of the Company’s employees.

In setting base salaries for both SEOs and for other officers of the Company and its subsidiaries, the Committee considers the level and scope of responsibility, experience, a subjective evaluation of overall Company performance, individual performance, and return on equity, as well as pay practices of other peer banking companies relating to executives of similar responsibility. No specific weightings are assigned to these criteria.

Bonus and profit sharing incentive plans in the past were determined at the discretion of the Committee with no specific weightings assigned to the various criteria. During 2009 and 2008, no bonus or profit sharing incentives were paid by the Company to its SEOs or to other officers or employees of the Company and its subsidiaries. At its December 14, 2010 meeting, the Compensation Committee suspended bonus and profit sharing incentive plans for 2010 and 2011.

The 2009 Restricted Stock Plan (the “Plan”) was reviewed. Awards made under the Plan are totally at the discretion of the Compensation Committee and no specific weightings are assigned to criteria that the Committee may use in determining the awards. The awards may include vesting features that encourage long-term financial goals.

As the base salary compensation is determined by several factors with no specific weighting, the Compensation Committee believes that risks were low that officers and employees would or will take unnecessary and excessive risks or manipulate reported earnings to enhance compensation. As the bonus and profit sharing incentive plans have been suspended, the Compensation Committee believes that there was little risk that these plans encourage unnecessary and excessive risks or manipulation of reported earnings to enhance compensation. As the 2009 Restricted Stock Plan is discretionary with no specific weighting of criteria, the Compensation Committee believes that the risk that this plan encourages excessive risk taking or earnings manipulation was considered low as well. Further, the Committee believes that the two-year vesting schedule for the restricted stock to the officers and employees mitigates risk as well.

Based on its review, the Compensation Committee determined that the Company’s compensation programs and practices employ features that adequately balance appropriate risk taking with risk mitigation strategies.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company’s proxy statement in connection with the Company’s 2011 Annual Meeting of Stockholders, to be filed with the SEC.

The foregoing report is submitted by the Employee Benefits and Compensation Committee.

TARP Certification

The Employee Benefits and Compensation Committee certifies that:

1)
It has reviewed with the Company’s chief risk officer, the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company;

2)	It has reviewed with the Company’s chief risk officer, the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and

3)
It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Theodore A. Bertrand	Jack H. Blumberg	Frank J. Furlan	James A. Hollensteiner
Allan J. Jacobs	Barbara J. Martin	Raymond M. Mota	Charles W. Smith

DIRECTOR COMPENSATION

All Directors serve on the Board of Directors of both the Company and the Bank. Directors receive no separate compensation for serving on the Board of Directors of the Company, or for any Company Board or committee meetings attended. During 2010, Directors received $800 for each Bank Board of Directors meeting as compared with $1,000 during 2009. However, Mr. Blumberg and Mr. Furlan each received $1,100 per meeting during 2010 as members of the Director’s Executive Loan Committee as compared with $1,300 during 2009. For the first five months of 2010, Mr. Jacobs received $1,700 per meeting as Chairman of the Company’s Audit Committee and as a member of the Director’s Executive Loan Committee as compared with $1,900 during 2009. From June 2010 to the end of 2010, Mr. Jacobs received $2,700 per meeting as Chairman of the Board, Chairman of the Audit Committee and as a member of the Director’s Executive Loan Committee. Mr. Yelvington received no compensation as a Director.

The following table sets forth the compensation paid by the Company and its subsidiaries to each of the Directors in 2010, with the exception Mr. Abdula, whose fees are included in the Summary Executive Officers’ Compensation table below, and Mr. Yelvington, who does not receive any director fees.

DIRECTORS’ COMPENSATION FOR 2010

Fees Earned or Paid in Cash
Kenneth W. Balza(1)	$4,000
Theodore A. Bertrand	9,600
Jack H. Blumberg(2)	13,200
Frank J. Furlan(2)	13,200
Harry S. Gaples(3)	1,600
James A. Hollensteiner	9,600
Allan J. Jacobs(2) (4) (5)	27,400
Barbara J. Martin(6)	3,200
Raymond M. Mota	9,600
Helen Rumsa(7)	—
Charles W. Smith(8)	2,400
_____________________

(1)	Did not stand for re-election at the Company's 2010 Annual Meeting.
(2)	Member of the Director’s Executive Loan Committee.
(3)	Resigned March 2, 2010.
(4)	Chairman of the Audit Committee.
(5)	Chairman of the Board beginning May 20, 2010.
(6)	Appointed September 21, 2010.
(7)	Resigned January 19, 2010.
(8)	Appointed October 20, 2010.

PROPOSAL 2: ADVISORY (NON-BINDING) VOTE ON 2010 EXECUTIVE COMPENSATION

Pursuant to the American Recovery and Reinvestment Act of 2009, as a recipient of TARP funds under the CPP, the Company must permit a separate, non-binding stockholder vote to approve the compensation of its Executive Officers at each annual meeting of stockholders for so long as the Company’s TARP funding remains outstanding.

This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the compensation earned by its Executive Officers during 2010 as disclosed in this proxy statement. The Company believes the detailed disclosure of compensation information provided in this proxy statement provides its stockholders with the information they need to make an informed decision as they weigh the 2010 pay of the Executive Officers in relation to the Company’s performance. As described in the Compensation Discussion and Analysis, the Company believes that the compensation earned by its executives in 2010 properly reflects its compensation philosophy and programs, which seek to align executive compensation with the long-term interests of its stockholders. The Company encourages stockholders to read the Compensation Discussion and Analysis in its entirety before determining how to vote.

The non-binding proposal, as adopted by the Company’s Board of Directors, reads as follows:

“Resolved, that the Company’s stockholders approve the overall compensation earned by executive officers of the Company in 2010 as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.”

Because the vote is advisory, it will not be binding upon the Board and will not be construed to create or imply any additional fiduciary duty of the members of the Board. However, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation earned by the Company’s executive officers in 2010 as described in the Compensation Discussion and Analysis, and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in this proxy statement.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Under its charter, the Audit Committee is solely responsible for reviewing the qualifications of the Company’s independent public accountants and selecting the independent public accountants for the current fiscal year. However, at the Annual Meeting, stockholders will be asked to vote on the ratification of the appointment of Plante & Moran, PLLC (“Plante Moran”) for fiscal 2011. The Company’s independent public accountants for the fiscal year ended December 31, 2010 were Plante Moran and the Company’s Audit Committee has selected Plante Moran as the Company’s independent public accountants for the fiscal year ending December 31, 2011.

Stockholder ratification of the selection of Plante Moran as the Company’s independent registered public accounting firm is not required. However, the Board of Directors is submitting the selection of Plante Moran as the Company’s independent registered public accounting firm to the stockholders for ratification to learn the opinion of stockholders on this selection. If the stockholders fail to ratify Plante Moran as the Company’s independent registered public accounting firm, the Audit Committee will reassess its appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.

Management has invited representatives of Plante Moran to be present at the Annual Meeting and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

The Board of Directors recommends stockholders vote “FOR” ratification of the appointment of Plante & Moran, PLLC as the Company’s independent auditors for 2011.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees. The aggregate fees billed by Plante Moran for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2010 and 2009, including the reviews of its financial statements included in the Company’s quarterly reports on Form 10-Q, were $183,349 and $161,000, respectively.

Audit-Related Fees. In 2010 and 2009, services were provided by Plante Moran for consultation. The total amount of fees billed by Plante Moran for 2010 and 2009 for these services were $10,500 and $14,980, respectively.

Tax Fees. The aggregate fees billed by Plante Moran in 2010 and 2009 for professional services rendered for tax compliance, tax advice, tax planning and the preparation of federal and state income tax filings for the fiscal years ended December 31, 2009 and 2008 were $22,189 and $23,100, respectively.

All Other Fees. There were no other fees incurred or paid to Plante Moran during 2010 and 2009.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the independent auditors must provide detailed back-up documentation at the time of approval. All of the services provided by the independent auditors in 2010 and 2009 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities of the Company’s financial reporting process, audit process and internal controls over financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management and the independent auditors, Plante Moran. The committee also reviewed and discussed with Plante Moran the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and received and discussed the written disclosures and the letter from Plante Moran required by the Public Company Accounting Oversight Board, as currently in effect, regarding an independent accountant’s communications with an audit committee concerning independence. The disclosures described the relationships and fee arrangements between the firm and the Company (Independence Discussions with Audit/Compliance Committees). The Audit Committee has reviewed the relationship of the Company’s independent auditor with the Company, including audit fees and fees for other services rendered and has discussed Plante Moran’s independence with Plante Moran. The Audit Committee does not believe that the rendering of these services by Plante Moran is incompatible with maintaining Plante Moran’s independence. Consistent with these requirements and based on this review and discussions with management and Plante Moran, the Audit Committee, exercising its business judgment and based on the roles and responsibilities described in its charter, recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.

The foregoing report is submitted by the Audit Committee.

Jack H. Blumberg	James A. Hollensteiner	Allan J. Jacobs (Chair)
Barbara J. Martin

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the Company’s 2012 Annual Meeting of Stockholders and desires that the proposal be included in the Company’s proxy statement and form of proxy for that meeting, the proposal must be in compliance with Rule 14a-8 under the Exchange Act and received at the Company’s principal executive offices not later than December 21, 2011. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company’s proxy statement for the Company’s 2012 Annual Meeting of Stockholders, the proxies named in management’s proxy for that meeting will be entitled to exercise their discretionary authority on that proposal, unless the Company receives notice of the matter to be proposed not later than March 5, 2012. Even if proper notice is received on or prior to March 5, 2012, the proxies named in management’s proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.  Such proposals should be addressed to Kerry Biegay, Vice President and Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

OTHER BUSINESS

At this date, management knows of no other business to be presented at the meeting which has not been described above. If, however, some other matter should be presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person or persons voting the proxy.

STOCKHOLDER COMMUNICATIONS

Generally, stockholders who have questions or concerns regarding the Company should contact by mail Scott Yelvington, President and Chief Executive Officer, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085 or by telephone at (847) 244-6000 Ext. 201. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to any director or to all directors c/o Kerry Biegay, Vice President and Secretary, Northern States Financial Corporation, 1601 N. Lewis Avenue, Waukegan, IL 60085.

Any employee, officer, stockholder or other interested party who has an interest in communicating with the Board of Directors regarding financial matters may do so by directing communication to the Allan J. Jacobs, Chairman of the Audit Committee, 1601 N. Lewis Avenue, Waukegan, Illinois 60085.

By Order of the Board of Directors,

Kerry J. Biegay
Vice President and Secretary
Waukegan, Illinois
April 19, 2011

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 NORTHERN STATES FINANCIAL CORPORATION Annual Meeting of Stockholders May 19, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Northern States Financial Corporation hereby appoints Allan J. Jacobs and Frank J. Furlan as proxies, each with the power to appoint a substitute and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Stockholders of such Company and at all adjounments thereof, to be held at NorStates Bank, 1601 N. Lewis Avenue, Waukegan, Illinois on Thursday, May 19, 2011 at 4:30 P.M. in accordance with the following instructions. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE WITH RESPECT TO ANY OR ALL OF THE PROPOSALS, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO SPECIFICATION IS MADE. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF NORTHERN STATES FINANCIAL CORPORATION May 19, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12531 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF DIRECTORS: O Fred Abdula O Theodore A. Bertrand O Jack H. Blumberg O Frank J. Furlan O James A. Hollensteiner O Allan J. Jacobs O Barbara J. Martin O Raymond M. Mota O Charles W. Smith O Scott Yelvington 2. Approval of an advisory (non-binding) vote on 2010 executive compensation. 3. Ratification of the appointment of Plante & Moran, PLLC as independent auditors of the Company for the year ending December 31, 2011. 4. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournments thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 21033000000000000000 7 051911